
FUND CODE/NAME:     555/SCUDDER PRESERVATIONPLUS FUND-INST

                                                                                                     SOCIAL    ACCOUNT SHARE BALANCE
     ACCOUNT NUMBER     REGISTRATION                           TAX ID NUMBER    DEALER/DLR BRANCH     CODE     PERCENT OF TOTAL SHRS

         10451217-7     M & T BANK                              ###-##-####        6289/114B4          053           5,497,793.0870
                        ATTN MUTUAL FUNDS
                        PO BOX 1377                                                                                    60.69 %
                        BUFFALO NY  14240-1377




0                                TOTAL NUMBER OF ACCOUNTS FOR FUND             :                      31
                                 TOTAL NUMBER OF SHARES FOR FUND               :          9,058,563.4290
FUND CODE/NAME:     823/SCUDDER PRESERVATIONPLUS FUND-INV

                                                                                                     SOCIAL    ACCOUNT SHARE BALANCE
     ACCOUNT NUMBER     REGISTRATION                           TAX ID NUMBER    DEALER/DLR BRANCH     CODE     PERCENT OF TOTAL SHRS

         50811287-2     SMITH BARNEY CORP TRUST CO TTEE         ###-##-####        1216/000000001      728           5,721,638.7200
                        U/A 4/21/95 FBO
                        COPELAND RETIREMENT GROUP TRUST                                                                58.92 %
                        ATTN PLAN VALUATION SERVICES
                        PO BOX 1063
                        E BRUNSWICK NJ  08816-1063


0                                TOTAL NUMBER OF ACCOUNTS FOR FUND             :                     105
                                 TOTAL NUMBER OF SHARES FOR FUND               :          9,711,298.1160
